                                                                  EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement-Prospectus of Netscape Communications Corporation and America Online, Inc. that is made a part of the Registration Statement (Form S-4) of America Online, Inc. for the registration of 48,677,826 shares of its common stock and to the incorporation by reference therein of our report dated November 19, 1998 (except for Note 1 "Restatement of Financial Statements", as to which the date is February 3, 1999) with respect to the consolidated financial statements and schedule of Netscape Communications Corporation, as amended, included in the Transiton Report (Form 10-K/A) of Netscape Communications Corporation for the ten months ended October 31, 1998, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
February 17, 1999